APPLICATION FOR CERTIFICATE OF DOMESTICATION

ARTICLES OF DOMESTICATION

Wyoming Secretary of State

Phone (307) 777-7311/7312

The Capitol Building, Room 110

Fax (307) 777-5339

200 W. 24th Street

E-mail: corporations@state.wy.us

Cheyenne, WY 82002-0020

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1.

The name of the corporation is:  MERCANTILE GOLD COMPANY

2.

It is incorporated under the laws of:  Delaware

3.

(a) The date of its

(b) The period of its

      incorporation is:  1/23/98

      duration is:  Perpetual

4.

The address of its principal office in the state under the laws of which it is incorporated is:

109 E 17th Street, Suite 7, Cheyenne, WY 82001

5.

The mailing address where correspondence and annual reports can be sent:

CORP 95, LLC, 33585C Del Obispo St. No 200, Dana Point, CA 92629

6.

The physical address of its proposed registered office in Wyoming and the name of its registered agent at that address is:

CORP 95. Located at 109 E 17th Street, Suite 7, Cheyenne, WY 82001

(The agent must be an individual who resides in this state, a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state.)

7.

The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

Mining

8.

The names and respective addresses of its officers and directors are:

Office	Name	Address
President	Stephen B. Doppler	# 204 5554 S. Prince St., Littleton, CO, 80120
Vice President	Stephen Zahay	a/a
Secretary	Fred W. Warnaass	a/a
Treasurer
Director	David C. Jonson	a/a
Director
Director

9.

The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value per Share
100,000,000	Common	-	$ 0.001

10.

The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value per Share
10,000,000	Preferred	-	$ 0.001

11.

The corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Date:

September 21, 2005

Signed: /s/ Stephen Doppler

Title: President

Filing Fees: $ 100.00

Instructions:

1.

The document may be executed by the Chairman of the board, President or another of its officers.

2.

The following documents must accompany the application:

a.

A certified copy of its original articles of incorporation and all amendments thereto currently certified within six (6) months.

b.

A certificate of good standing not more than thirty (30) days old.

c.

A written consent to appointment manually signed by the registered agent.

cofdomes – Revised: 9/2003